Exhibit 8(c)(ii)

           AMENDMENT TO THE NOVEMBER 7, 1990 SHARED FUNDING AGREEMENT
                AMONG MUTUAL OF AMERICA LIFE INSURANCE COMPANY,
                THE AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
                       AND CALVERT SECURITIES CORPORATION

      The Shared Funding Agreement for Separate Account No. 2 dated November 7, 1990, between Mutual of America Life Insurance Company ("Mutual"), a New York mutual life insurance corporation with principal offices currently at 320 Park Avenue, New York, New York 10022, and Calvert Securities Corporation, principal underwriter to Calvert Variable Series, Inc., a registered investment company, with principal offices at 4550 Montgomery Avenue, Bethesda, Maryland 20814, as amended to include The American Life Insurance Company of New York ("American Life"), a New York mutual life insurance company with principal offices currently at 320 Park Avenue, New York, New York 10022, is hereby amended as follows:

2.1   is revised to read:

      Mutual shall maintain variable annuity contracts and variable life insurance policies and American Life may maintain variable annuity contracts and variable life insurance policies (such contracts and policies, the "Contracts") designed to provide, under current law, the benefits of a tax-deferred accumulation of income for retirement and other purposes and/or life insurance protection.

The first sentence of 2.2 is revised to read:

2.2 Purchase payments for the Contracts may be invested in by Mutual in its Separate Accounts No. 2 and No. 3 and by American Life in its Separate Accounts No. 2 and No. 3, each a "separate account" registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940 (1940 Act).

IN WITNESS WHEREOF, the parties to the Agreement have executed this Agreement as of __________, 1999.

CALVERT SECURITIES CORPORATION               MUTUAL OF AMERICA LIFE
                                             INSURANCE COMPANY

BY:                                          BY:
    --------------------------------             -------------------------------
    William M. Tartikoff                         Manfred Altstadt
    Senior Vice President, Secretary             Senior Executive Vice President
    and General Counsel                          and Chief Financial Officer


                                             THE AMERICAN LIFE INSURANCE
                                             COMPANY OF NEW YORK

                                             BY:
                                                 -------------------------------
                                                 Manfred Altstadt
                                                 Senior Executive Vice President
                                                 and Chief Financial Officer